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                                                                    EXHIBIT 21.0




SUBSIDIARIES OF FLIR SYSTEMS, INC.
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 .  FSI International, Inc., a Barbados Corporation

 .  Hoeger Optical Co., Inc., a California Corporation

 .  FLIR Systems International Ltd., a United Kingdom Corporation

 .  FSI Automation, Inc., a Washington Corporation

 .  FLIR Systems AB, a Swedish Corporation

 .  FLIR Systems Limited., a United Kingdom Corporation

 .  FLIR Systems Ltd., a Canadian Corporation

 .  FLIR Systems Secaucus, a Delaware Corporation